 PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES    1  Presentation Subtitle  Heartland Financial USA, Inc.June 2020

 Safe Harbor  2  This presentation, contains, and future oral and written statements of Heartland Financial USA, Inc. ("Heartland") and its management may contain, forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995, with respect to the business, financial condition, results of operations, plans, objectives and future performance of Heartland. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Heartland's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate,“ "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Although Heartland has made these statements based on management's experience and best estimate of future events, there may be events or factors that management has not anticipated, and the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, including those identified in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated and supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. The deterioration in general business and economic conditions and turbulence in domestic or global financial markets caused by the COVID-19 pandemic have negatively affected Heartland’s net income, total equity and book value per common share, and continued economic deterioration could adversely affect the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increased stock price volatility. Some economists and investment banks believe that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.Additional Information and Where to Find ItHeartland has filed a registration statement (including a prospectus) (File No. 333-233120) and will file a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this presentation relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and the other documents that Heartland has filed with the SEC for more complete information about the company and the offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, Heartland, any underwriter or any dealer participating in the offering will arrange to send you copies of the prospectus and the preliminary prospectus supplement relating to the offering if you request it by contacting: Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL, 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com. Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third party sources. While Heartland believes these third party sources to be reliable as of the date of this presentation, Heartland has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third party sources.Notes Regarding the Use of Non-GAAP Financial MeasuresThis presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Heartland’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, Heartland believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation

# Terms of the Proposed Offering

| | |
|---|---|
| **Issuer** | Heartland Financial USA, Inc. |
| **Security** | Depositary shares (“Depositary Shares”), each representing a 1/400th interest in a share of the Company’s Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (“Preferred Stock”) |
| **Expected Security Rating** | BBB- by Kroll Bond Rating Agency, Inc. |
| **Offering Type** | SEC Registered |
| **Liquidation Preference** | $25 per Depositary Share (equivalent to $10,000 per share of Preferred Stock) |
| **Reset Date** | First reset date July 2025 and each date falling on the fifth anniversary of the preceding reset date |
| **Term** | Perpetual |
| **Optional Redemption** | Non-call for 5 years; callable at issuer’s option, subject to regulatory approval, at redemption price of $25 plus declared but unpaid dividends (without accumulation of any undeclared or unpaid dividends):<br>• on any dividend payment date on or after 5 years, in whole or in part, or<br>• at any time within 90 days following a regulatory capital treatment event, in whole but not in part |
| **Use of Proceeds** | General corporate purposes |
| **Listing** | Nasdaq (Pending) |
| **Book-Running Managers** | RAYMOND JAMES; KBW Keefe, Bruyette & Woods A Stifel Company; Wells Fargo; D.A. Davidson; Piper Sandler |

TOGETHER, WE ARE HEARTLAND.

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 PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES    4  Presentation Subtitle  About Heartland Financial USA, Inc.

 5  Company Overview – NASDAQ: HTLF  Fiscal Q1 2020 Financial Highlights  Headquartered in Dubuque, IAHolding company established in 1982Total assets of $13.3 billion, as of March 31, 2020 1Company conducts community banking business through 11 independently chartered community banks 1114 full-service branches located across 12 states in the Midwest, Southwest and Western regions of the country 1    568735    2551920    192212152    16113769    3173125    175171171    216202164  HTLF, AIM Bancshares, Inc. & Johnson Bank’s AZ Branches (143)    Company Overview  Excludes Heartland’s acquisition of AIM Bancshares, Inc. announced February 11, 2020; anticipated closing in Q3 2020; & Arizona Branch Transaction announced June 9, 2020; anticipated close Q4 2020See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measuresNote: Financial metrics as of or for the quarter ended March 31, 2020

 Total Assets: $1,079,582Total Deposits: $920,168No. of Branch Offices: 14% of Franchise Assets: 7.1%Leverage Ratio: 10.2%  Total Assets: $778,724Total Deposits: $648,560No. of Branch Offices: 2% of Franchise Assets: 5.1%Leverage Ratio: 10.3%  6  Arizona Bank & Trust - AZ  Bank of Blue Valley - KS  Citywide Banks - CO  Dubuque Bank & Trust - IA  First Bank & Trust - TX  Illinois Bank & Trust - IL  Minnesota Bank & Trust - MN  New Mexico Bank & Trust - NM  Premier Valley Bank - CA  Rocky Mountain Bank - MT  Subsidiary Banks by Region  Wisconsin Bank & Trust - WI  AimBank - TX (Pending) 2  Heartland’s Arizona Branch Transaction announced June 9, 2020; anticipated close Q4 2020Heartland’s acquisition of AIM Bancshares, Inc. announced February 11, 2020; anticipated close Q3 2020Includes Heartland’s acquisition of AIM Bancshares, Inc.Excludes contribution of Arizona Branch TransactionNote: Financial information as of March 31, 2020  HTLF West  HTLF Southwest  HTLF Midwest  Total Assets: $1,591,312Total Deposits: $1,363,164No. of Branch Offices: 6% of Franchise Assets: 10.4%Leverage Ratio: 9.3%  Total Assets: $1,295,984Total Deposits: $1,139,945No. of Branch Offices: 10% of Franchise Assets: 8.5%Leverage Ratio: 8.7%  Total Assets: $1,228,358Total Deposits: $1,008,362No. of Branch Offices: 12% of Franchise Assets: 8.0%Leverage Ratio: 11.5%  Total Assets: $889,280Total Deposits: $706,479No. of Branch Offices: 8% of Franchise Assets: 5.8%Leverage Ratio: 9.9%  Total Assets: $576,245Total Deposits: $496,465No. of Branch Offices: 9% of Franchise Assets: 3.8%Leverage Ratio: 8.7%  Total Assets: $2,271,889Total Deposits: $1,868,404No. of Branch Offices: 23% of Franchise Assets: 14.9%Leverage Ratio: 10.6%  Total Assets: $1,670,097Total Deposits: $1,451,041No. of Branch Offices: 17% of Franchise Assets: 11.0%Leverage Ratio: 8.6%  Total Assets: $866,107Total Deposits: $754,464No. of Branch Offices: 6% of Franchise Assets: 5.7%Leverage Ratio: 9.1%  Total Assets: $1,163,181Total Deposits: $900,399No. of Branch Offices: 7% of Franchise Assets: 7.6%Leverage Ratio: 10.0%  Total Assets: $1,823,542Total Deposits: $1,584,620No. of Branch Offices: 25% of Franchise Assets: 12.0%Leverage Ratio: 9.8%  Regional Summary (Pro-Forma)   HTLF West  HTLF Southwest 3  HTLF Midwest  Total Assets 4:  $3,737,414  $5,522,927  $5,967,960  Total Deposits:  $3,071,348  $5,052,587  $5,080,199  No. of Branch Offices 4:   40  55  44  % of Franchise Assets 4:   24.5%  36.3%  39.2%    568735    2551920    192212152    16113769    3173125    175171171    216202164  AZ Branches - AZ (Pending) 1  Total Loans: $166,633Total Deposits: $362,063No. of Branch Offices: 4  Corporate Structure

 7    568735    2551920    192212152    16113769    3173125    175171171    216202164  Highly Empowered, High TouchLocal Bank Delivery  Extensive Resources for Revenue Enhancement  Customer--TransparentBackroom Cost Savings  Heartland Financial USA, Inc.  Commercial Banking  Retail Banking  Private Client Services  Deeply rooted local leadership and boardsLocal decision-makingInvested in local expertiseLocal brands and independent chartersCommitment to exceptional experience, relationship building and value added delivery at competitive prices  Full range of commercial products, including government guaranteed lending, treasury management services and corporate credit card payment solutionsPrivate client services including investment management, trust and retirement plansConvenient and competitive retail products and services including online and mobile banking capabilityResidential mortgage originationProvide added client value through consultative relationship building  Leading edge technologyEfficient back-office supportExpertise and best practices leveraged across all banks, gaining economies of scaleBig bank punch with the community bank touch  Primary Business Lines and Pillars of Success

 Mr. Lynn B. Fuller serves as the Executive Chairman of Heartland, a position he has held since 2018. Mr. Fuller was previously the Chief Executive Officer of Heartland Financial USA, Inc. from 1999 to June 2018. Mr. Fuller served as the President of Heartland from 1990 to 2015. Mr. Fuller served as President of Dubuque Bank and Trust Company, a subsidiary of Heartland, from 1990 to 1999 and Chief Executive Officer from 1986 to 1999. Mr. Fuller joined Dubuque Bank and Trust Company in 1971 and remained with the bank until 1976 when he entered an officer-training program at First National Bank of St. Paul. Mr. Fuller returned to Dubuque Bank and Trust Company in 1978 and held various executive positions. Mr. Fuller has served as the Chairman of Heartland’s Board of Directors since 2000, and he serves on various Heartland subsidiary boards.  Lynn B. FullerExecutive Operating ChairmanYears of Experience at HTLF: 39 Years  8    568735    2551920    192212152    16113769    3173125    175171171    216202164  Executive Leadership Team  Mr. Bruce K. Lee has served as Heartland’s Chief Executive Officer since June 2018. He joined Heartland in 2015 as President. Prior to joining Heartland, Mr. Lee held various leadership positions at Fifth Third Bancorp from 2001 to 2013, serving most recently as Chief Credit Officer. He previously served as President and CEO of a Fifth Third affiliate bank in Ohio where he managed sales and service functions for retail, commercial, residential mortgage, and investments, as well as finance, human resources, and marketing. Mr. Lee serves on various Heartland subsidiary boards.  Bruce K. LeePresident and Chief Executive OfficerYears of Experience at HTLF: 5 Years  Mr. Bryan R. McKeag has served as Executive Vice President, Chief Financial Officer of Heartland since 2013. Prior to joining Heartland, Mr. McKeag was the Principal Accounting Officer and Corporate Controller of Associated Banc-Corp. Mr. McKeag spent 9 years in various finance positions at JP Morgan and 9 years in public accounting at KPMG in Minneapolis. He is an inactive holder of the certified public accounting certification.  Bryan R. McKeagEVP and Chief Financial OfficerYears of Experience at HTLF: 6 Years

 $13.3B  Total assets (pro forma w/ pending acquisitions: $15.4B)  39 / 17  39 year old holding company; 17 years on NASDAQ  11  11 independent bank brands1  12 / 114  12 states; 114 banking offices1  17.0%  3 year compound annual asset growth rate (through 12/31/19)  9  Excludes Heartland’s acquisition of AIM Bancshares, Inc. announced February 11, 2020; anticipated closing in Q3 2020 & Arizona Branch Transaction announced June 9, 2020; anticipated close Q4 2020See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measuresAs of June 12, 2020Note: Financial information as of March 31, 2020 unless otherwise specified  0  Never an annual loss  2x  History of doubling earnings and assets every 5 to 7 years  14.5%  3 year average annual ROATCE, non-GAAP 2 (as of 12/31/19)  8.7%  3 year compound annual EPS growth rate (as of 12/31/19)  39  39 consecutive years of level or increased cash dividends to common shareholders  $1.18B  Market capitalization 3  6.5%  Beneficial ownership by the Board and executive officers (as of 1/31/20)  …driving consistent earnings, impressive returns and significant value creation   Heartland has a long history of growth, stability and geographic diversity…     568735    2551920    192212152    16113769    3173125    175171171    216202164  A Steadfast and Highly Disciplined Growth Strategy

 10  Total deposits assumed in transaction as of March 31, 2020; actual amount of deposits assumed and loans acquired will be determined at anticipated close Q4 2020Note: Total Assets based on MRQ prior to announcement & provided in millions  2015 - Present Acquisition Overview: M&A is a core competency of our organization and a pillar of our growth strategyWe focus on executing in-footprint transactions and expanding existing markets with the goal of exceeding $1 billion in assets within each market that we operate    568735    2551920    192212152    16113769    3173125    175171171    216202164  Heartland M&A Transaction Summary

# M&A – Core Competency and Strategy

- **A Core Competency (11 transactions completed in last 5 years)**
  - Dedicated corporate development and conversion/integration staff
  - Sophisticated internally developed financial model
  - Detailed conversion/integration playbook
  - Efficient regulatory application, SEC filing and close process – avg. 125 days post announcement
  - All new entities convert to our core systems platform – avg. 75 days post deal close
- **Focused on In-Footprint Transactions**
  - Opportunities abound across entire footprint – deep active pipeline of opportunities, providing selectivity
  - Focus on expanding existing markets >= $1 Billion in assets
- **Deal Size "Sweet Spot" is Increasing Modestly – Targets of $1 to $3 Billion in Assets**
  - Strong core deposits
  - Clean credit quality
  - Market overlap
  - Attractive risk attributes
- **Must Meet Conservatively Modeled Financial Benchmarks**
  - Accretive to EPS immediately after conversion
  - Demonstrate an IRR > 15%
  - Conservative tangible book value per share dilution earn-back periods

TOGETHER, WE ARE HEARTLAND.

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12  Deposit information as of June 30, 2019  Broad geographic footprint provides significant risk diversification benefitsExpands opportunities for new client acquisitionCredit exposure is not geographically concentrated – spread over 12 state footprintGoal of achieving $1+ billion in total assets within each market meant to ensure critical mass of operating scale across the franchiseTop 10 deposit share in 26 of the 38 MSAs in which we operate1Top 5 deposit share in 13 of those MSAs1Cost of maintaining a decentralized operating structure is offset by the benefits of increased responsiveness to clients and local market conditionsLocal leadership facilitates development and retention of new client deposit/loan relationshipsCentralization of “back office” operations maximizes operating efficiencyCentralization of credit risk management functions support credit oversight functionsImproving efficiency ratio by leveraging centralized costs and growth     568735    2551920    192212152    16113769    3173125    175171171    216202164  Key Factors Driving Business Strategy

 13  Customers & Community  Employees & Operations  Waived Consumer and Small Business ChargesDeposit account maintenance fees and consumer loan late feesATM feesEarly redemption penalties on CDsLoan Payment Deferrals and Modifications1$1.0 billion, or 12% of total loansApproximately 59% are interest only modifications, remainder are principal and interest modificationsLoan modifications are predominately 90 day modificationsPaycheck Protection Program2Approximately 4,600 loans approved Approximately $1.2 billion funded Helped preserve over 100,000 jobs100% of PPP loans were to existing customersDonated $1.2 million to organizations responding to COVID-19 needs in the communities we serve  Enabled approximately two thirds of all employees to work from home and canceled all in-person events and meetingsExpanded time off program and enhanced health care coverage for COVID-19 related testing and treatmentsImplemented a 20 percent wage premium for certain customer-facing retail and call center employeesClosed bank lobbies and implemented drive-through only for in-person transactionsEstablished alternating weekly staffing schedule for in-branch employees to limit potential cross-infectionEngaged with our employees, providing information and resources through enriched communications and wellness programs     568735    2551920    192212152    16113769    3173125    175171171    216202164  Loan Payment Deferrals and Modifications data as of May 31, 2020Paycheck Protection Program data as of May 6, 2020Note: Consumer and small business waivers expired as of May 31, 2020  COVID-19 Response

 Industry segments most effected were determined considering the following:Impact of Federal/State stay at home or shelter in place directives Impact of State mandated business closures and restrictionsSignificant increase in unemployment – reduction in consumer spending and ability to continue to pay rentImplementation of corporate travel restrictions coupled with decline in leisure travelCancellation of events of all types and sizesCancellation of schools coupled with a sudden rise in telecommutingResidents within nursing homes/assisted living centers are deemed an at-risk population  14  Outstanding exposure + undisbursed commitmentsNote: Dollars in thousands, as of March 31, 2020    568735    2551920    192212152    16113769    3173125    175171171    216202164  Customer Segment Profiles Affected by COVID-19

 Comments:Payment modifications are for 90 days with some local exceptions grantedCommercial modifications represent 93% of all modificationsHeartland is anticipating modifications to continue to increase in the near term  15  Balances of Loans Modified are as of May 31, 2020Total Loans used for base of calculation are as of March 31, 2020Note: Dollars in thousands    568735    2551920    192212152    16113769    3173125    175171171    216202164  COVID Related Loan Modifications

 16  Comments:Average loan size = $264,000Median loan size = $86,200Total estimated fees generated = ~$35 million  Note: Data as of May 6, 2020    568735    2551920    192212152    16113769    3173125    175171171    216202164  Current Participation Level In PPP Program

 PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES    17  Presentation Subtitle  Financial Summary

 18  Total Assets ($B)  Total Deposits ($B) 1  Loans Held to Maturity ($B)  Loans / Deposits (%)    568735    2551920    192212152    16113769    3173125    175171171    216202164  Includes deposits held for sale in 2018 of $0.106B  Summary Balance Sheet Items

 19  Return on Average Assets (%)1  Return on Average Tangible Common Equity (%)1  Net Interest Margin (%)1  Efficiency Ratio FTE (non-GAAP) (%)1    568735    2551920    192212152    16113769    3173125    175171171    216202164  See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures  Summary Profitability Items

 Quarterly  Annual    568735    2551920    192212152    16113769    3173125    175171171    216202164  On a fully tax equivalent basis; See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measuresNote: Assets of divested consumer finance company sold in early Q1 2019  20  Net Interest Margin (non-GAAP) Breakdown 1

 21  Noninterest Income ($000)  Noninterest Expense ($000)    568735    2551920    192212152    16113769    3173125    175171171    216202164  Includes one-time M&A and restructuring charges totaling $1.4 million, $6.6 million, and $7.6 million in 1Q20, 2019 and 2018 respectivelyNote(s): Other noninterest income includes net securities gain, net unrealized gain on equity securities, net gains on sale of loans HFS, valuation allowance on servicing rights, income on BOLI, impairment loss on securities, brokerage and insurance commissions and other noninterest income;Other noninterest expense includes core deposit intangibles and customer relationship intangibles amortization, other real estate and loan collection expenses, net gains / losses on sales/valuations of assets, FDIC insurance assessments, partnership investment in tax credit projects, advertising, furniture and equipment, acquisition, integration and restructuring expenses, and other noninterest expenses  Noninterest Income and Expense

   568735    2551920    192212152    16113769    3173125    175171171    216202164  Note: Excludes loss on sale of assets, netAs of March 31, 2020  Improving Efficiency Through Leveraging Core Costs  22  Operating Efficiency

 23    406325    2551920    192212152    16113769    3173125    175171171  TCE/TA (%) 1  Tier 1 Leverage Ratio (%)  CET1 and Tier 1 Capital Ratio (%)  Total Risk Based Capital Ratio (%)  See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures  Consolidated Capital Ratios

 24  Note: As of March 31, 2020    568735    2551920    192212152    16113769    3173125    175171171    216202164  Well Managed Commercial RE and Acquisition, Development & Construction (“ADC”) Exposure  Commercial RE and ADC Concentration Ratios

 PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES    25  Presentation Subtitle  Loan Portfolio and Asset Quality

 26  Total Loans - $8.40 BillionYield on Loans: 5.19%1    568735    2551920    192212152    16113769    3173125    175171171    216202164  Loan Composition by Product Type  C&I and CRE Loan Composition by Industry Type  Based on average loans YTD as of March 31, 2020 and includes loans available for sale and nonaccrual loans; includes purchase accounting accretion of 0.09%Note: Financial information as of March 31, 2020  Commercial RE Loan Composition  Diversified Loan Portfolio

 Analyzed population represents 97.3% of total portfolio$174 million of analyzed population is under development with 55% drawn76% of exposure represents flagged propertiesExposure well dispersed across 11 state footprintDisciplined underwritingWeighted Average DSCR of 1.64Weighted Average LTV of 70%$191.6 million of loan modifications processed as of 5/31/20    568735    2551920    192212152    16113769    3173125    175171171    216202164  Note: Dollars in thousands  Analyzed Population Highlights  Geographic Distribution of Analyzed Portfolio  Lodging Portfolio Detail  27  Lodging Portfolio OverviewAnalyzed population included loans with greater than $1 million in exposure

 Analyzed population represents 77.4% of total portfolioDisciplined underwritingWeighted average DSCR of 1.35Weighed average of LTV of 65%Exposure well dispersed across 11 state footprintGranular population - average loan amount of $2.4 million$51.4 million of loan modifications processed as of 5/31/2020    568735    2551920    192212152    16113769    3173125    175171171    216202164  Analyzed Population Highlights  Geographic Distribution of Analyzed Portfolio  Multi-Family Portfolio Detail  Note: Dollars in thousands  28  Multi-Family Portfolio OverviewAnalyzed population included loans with greater than $1 million in exposure

   568735    2551920    192212152    16113769    3173125    175171171    216202164  Analyzed Population Highlights  Geographic Distribution of Analyzed Portfolio  Restaurants & Bars Portfolio Detail  Analyzed population represents 77.6% of total portfolioWeighted average DSCR of 2.46Exposure concentrated in Western/Southwestern statesGranular population - average loan amount of $1.1 million22% of analyzed exposure represents franchised restaurants$122.6 million of loan modifications processed as of 5/31/2020  Note: Dollars in thousands  29  Restaurants & Bars Portfolio OverviewAnalyzed population included loans with greater than $1 million in exposure

   568735    2551920    192212152    16113769    3173125    175171171    216202164  Analyzed Population Highlights  Geographic Distribution of Analyzed Portfolio  Real Estate Portfolio Detail  Analyzed population represents 79.9% of total portfolioDisciplined underwritingWeighted average DSCR of 1.89Weighted average LTV of 59%Exposure concentrated in Western/Southwestern statesAverage loan amount of $2.2 million$84.7 million of loan modifications processed to date as of 5/31/20  Note: Dollars in thousands  30  Retail Real Estate Portfolio OverviewAnalyzed population included loans with greater than $1 million in exposure

   568735    2551920    192212152    16113769    3173125    175171171    216202164  Note: Dollars in thousands  Analyzed Population Highlights  Geographic Distribution of Analyzed Portfolio  Retail Trade Portfolio Detail  Analyzed population represents 69.4% of total portfolioDisciplined underwritingWeighted average DSCR of 8.98Exposure more concentrated in Midwest statesAverage loan amount of $1.5 million$25.9 million of loan modifications processed to date as of 5/31/20  31  Retail Trade Portfolio OverviewAnalyzed population included loans with greater than $1 million in exposure

 Analyzed Population Highlights  Agriculture Portfolio Detail  Ag portfolio represents 7% of total loans8% or $47.5 million of total portfolio is FSA guaranteed80% of Ag loans have a Pass rating24% of HTLF Sub-Standard loans are from the Ag PortfolioCrop insurance is required on credit exposures greater than $500,000    568735    2551920    192212152    16113769    3173125    175171171    216202164  Geographic Distribution of Analyzed Portfolio  Agriculture Loans Outstanding  Note: Dollars in thousands  32  Agriculture Portfolio Overview

 33  Note: Dollars in thousands, as of March 31, 2020    568735    2551920    192212152    16113769    3173125    175171171    216202164  Reconciliation of Lending Related Allowance for Credit Losses  Allowance for Credit Losses  Allowance for Unfunded Commitments  CECL Adjustment

 Non-Performing Assets  Non-Performing Loans  34  Net Charge-offs  Allowance for Credit Losses    568735    2551920    192212152    16113769    3173125    175171171    216202164  Note: CECL adopted January 1, 2020Note: Non-performing loans defined as nonaccrual loans + loans 90 days past due; non-performing assets defined as nonperforming loans + other real estate owned + other repossessed assets  Summary Asset Quality

 PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES    35  Presentation Subtitle  Investments, Liquidity, Funding and Capital

 78.5% of Non-Agency CMBS investments have AAA rating92.5% of Municipal holdings are rated A or better85.3% of Non-Agency MBS are rated AAA balanceABS portfolio consists of the following62.6% of Government/FFELP Student Loan Securities22.5% of SBA Loans  36    568735    2551920    192212152    16113769    3173125    175171171    216202164  High Performing Securities Portfolio  Portfolio Detail as of March 31, 2020 ($000)

 37  Monthly cash flow from Investments for 1Q20: $43 million    568735    2551920    192212152    16113769    3173125    175171171    216202164  Refers to weighted average rate of trust preferred securitiesNote: As of March 31, 2020Note: All subsidiary trust preferred debt callable; currently outstanding subordinated notes mature December 30, 2024;   Additional Sources of Bank Funding  Holding Company Detail  Liquidity Metrics  217217217  Conservative Liquidity Profile  Capital Instruments

 Deposit Composition  Cost of Interest Bearing Deposits (%)  Brokered Deposits ($000) 1  Excludes reciprocal depositsNote: Financial data as of March 31, 2020; dollars in thousands    568735    2551920    192212152    16113769    3173125    175171171    216202164  38  Deposit Mix

 Management continually develops and applies strategies to mitigate market risk. Exposure to market risk is reviewed on a regular basis by the asset/liability committees of Heartland's bank subsidiaries and, on a consolidated basis, by Heartland's executive management and board of directorsAt least quarterly, a detailed review of the balance sheet risk profile is performed for Heartland and each of its bank subsidiaries. Included in these reviews are interest rate sensitivity analyses, which simulate changes in net interest income in response to various interest rate scenarios, as depicted below:These analyses consider current portfolio rates, existing maturities, repricing opportunities and market interest rates, in addition to prepayments and growth under different interest rate assumptions. Selected strategies are modeled prior to implementation to determine their effect on Heartland's interest rate risk profile and net interest income. Heartland believes its primary market risk exposures did not change significantly in the first three months of 2020The core interest rate risk analysis utilized by Heartland examines the balance sheet under increasing and decreasing interest rate scenarios that are neither too modest nor too extreme. All rate changes are ramped over a 12-month horizon based upon a parallel shift in the yield curve and then maintained at those levels over the remainder of the simulation horizon  39  Note: Financial data as of March 31, 2020; dollars in thousandsNote: Moody’s forecast assumptions as of March 27, 2020    568735    2551920    192212152    16113769    3173125    175171171    216202164  Interest Rate Risk Management and Sensitivity

   568735    2551920    192212152    16113769    3173125    175171171    216202164  40  Pro Forma Double Leverage and Interest Coverage  Assumes a $100.0 million gross preferred stock offering, underwriting cost of 3.15%, fixed offering costs of $641 thousand and assumes that $20 million of net offering proceeds are down-streamed to bank subsidiaries

   568735    2551920    192212152    16113769    3173125    175171171    216202164  41  Pro Forma Capitalization  Presented pro forma for AIM Bancshares, Inc. (“AIM”) acquisition on a preliminary basis as if it closed on 3/31/2020Assumes $145.6 million of trust preferred securities phase from Tier 1 capital to Tier 2 capital as pro forma company crosses $15 billion in total assetsPresented pro forma for AIM acquisition and for the acquisition of Arizona branches on a preliminary basis as if it closed on 3/31/2020Presented pro forma for AIM acquisition, Arizona branches and for $100 million of preferred stock with an underwriting cost of 3.15%, fixed offering costs of $641 thousand and 20% risk-weighting on cash & securitiesNote: Financial data as of March 31, 2020

   568735    2551920    192212152    16113769    3173125    175171171    216202164  Diversification across geographies reduces risk and enhances growth potential  Consistent earnings profile, leveraging infrastructure to drive efficiency  Disciplined and proven acquirer  Low cost core deposit base, significant capacity to continue to fuel organic growth  Strong net interest margin  Solid credit metrics over many decades and through many credit cycles  Conservative liquidity risk profile, conservative loan/deposit ratio  Healthy capital levels, highly conservative approach to bank level capitalization    42  Investment Summary

 PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES    43  Presentation Subtitle  Appendix

 Annualized adjusted return on average assets is net income available to common stockholders plus provision for credit losses and acquisition, integration and restructuring costs, net of tax, divided by average total assets. This measure shows how efficiently a company is utilizing its assets and is also useful when assessing peer companies in the same industry.Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this presentation. Tangible book value per common share is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.Tangible common equity ratio is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.Adjusted net income and adjusted diluted earnings per share exclude tax-effected provision for credit losses and acquisition, integration and restructuring costs. Management believes the presentation of these non-GAAP measures are useful to compare net income and earnings per share results excluding the variability of credit loss provisions and acquisition, integration and restructuring costs.Annualized adjusted return on average tangible common equity is adjusted net income excluding intangible amortization calculated as net income excluding the combination of tax-effected provision for credit losses, tax-effected acquisition, integration and restructuring costs and tax-effected core deposit and customer relationship intangibles amortization, divided by average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.  44  Non-GAAP Financial Measures

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